EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”), effective as of the 3rd day of July, 2006 (the “Effective Date”), by and between Spectrum Sciences & Software Holdings Corp., a Delaware corporation (the “Company” or “Spectrum Holdings Corp.”), and Charles Mahan (the “Executive”).

Whereas, the Company and the Executive have determined that it is in their respective best interests to enter into this written Employment Agreement and it is the intention of the parties to perform pursuant to this Employment Agreement and to further repudiate and void all previous Employment Agreements, written and oral, which may have been entered into by the parties;

Now Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.         RECITAL.  The foregoing recital is made a part of this Agreement.

2.         NO PRIOR OBLIGATIONS.  The Executive represents and warrants to the Company that the Executive is free to accept employment hereunder and that the Executive has no prior or other obligations or commitments of any kind to anyone that would in any way hinder or interfere with the Executive’s acceptance of, or the full uninhibited and faithful performance of, the Executive’s employment hereunder or the best exercise of the Executive’s efforts as an employee of the Company.

3.         EMPLOYMENT.  The Company hereby employs the Executive and the Executive hereby accepts employment with the Company, upon the terms and conditions herein set forth.  During the term of this Agreement, the Executive shall perform such duties as are required by the Company and this Agreement and shall devote his entire business time (except vacations and any other permitted leave time), effort, attention and ability, with undivided loyalty, to the performance of such duties.

4.         DUTIES.

(a)        During the term of this Agreement, (subject to the provision outlined in item 4.(b), the Executive shall serve as President and Chief Executive Officer of Horne Engineering Services, LLC,  and his duties shall involve work associated with all phases related to Operations, Business Development, Human Resources and Finance.  Executive shall work in concert with the Horne senior managers to deliver shareholder value, that is Economic Profit.  (EC = Invested Capital x (ROIC-COEC). The preceding not withstanding, executive shall devote a significant amount of time on new business development and contract growth during the first twelve months of employment.

                        (b)       In such case whereby the company encounters a reasonable strategic business need to augment executive management personnel at the Spectrum Holdings level, the Executive, at the request of the Chairman and Chief Executive Officer, agrees to assume the duties outlined in item 4.(a) and serve as the President of Spectrum Sciences & Software Holdings Corp.

c)      The Executive shall adhere to all of the rules and regulations of the Company which are presently in force or which may be established hereafter by the Company with respect to the conduct of those employees under the direction and supervision of the Executive.  The Executive shall also follow the directions of the Chairman and Chief Executive Officer of Spectrum Holdings Corp. – Darryl Horne — with respect to the methods to be used in performing his duties.

5.         AT WILL EMPLOYMENT:  The employment relationship set forth herein shall be an “at will” employment relationship and not an employment for a defined term.  Thus, either Employer or Executive can terminate the employment relationship at any time.

6.         COMPENSATION.

(a)        Except as otherwise provided in this Agreement, the Company shall pay the Executive, and the Executive shall accept during the term of this Agreement, for all services to be rendered by the Executive, an annual salary of Two Hundred and Seventy – Five Thousand Dollars ($275,000) (the “Salary”) payable at least monthly or on a more frequent basis as the Company shall determine.

(b)        Any amounts paid to the Executive hereunder shall be less such sums as may be required to be deducted or withheld under the provisions of any federal, state or local law.

(c)        Upon Executive’s submission of valid receipts and an itemized list of all reasonable expenses related to the performance of the Executive’s duties hereunder, the Company shall reimburse the Executive for such Company related business expenses.

(d)        The Executive is intended to be compensated as an employee of the Company and as such is to receive a W-2 wage for and the status of an employee and the Company shall deduct federal and state withholding and social security taxes as required.

7.        CASH BONUS.  In addition to the Salary, the Company may pay to the Executive a bonus (the “Cash Bonus”), provided that the Executive is an employee in good standing of the Company on the date the Cash Bonus is paid, in an amount not to exceed fifty percent (50%) of the Executive’s annual salary as determined by the Company, in its sole and absolute discretion, and based upon the Executive’s individual performance by meeting goals and objectives related to economic profit, corporate profits and percentage returns, current contact expansion, new contracts, strategic business development initiatives, cash flows, and teamwork as identified by the Company.

8.           EQUITY COMPENSATION:  In addition to an annual salary and cash bonus as stated above, the Executive shall be entitled to stock options of Spectrum Holdings Corp.  Executive shall be entitled to a total award of Three Hundred Thousand Stock Options over (3) years.  The complete stock option agreement shall be set forth in a separate written agreement between the Executive and the Company.

9.         ADDITIONAL COMPENSATION UPON SEVERANCE.

a. In addition to, and not in lieu of, the Salary and Benefits (including section 6 herein) reserved herein by the Executive herein, the Company shall pay to the Executive, or his estate in the event of a termination of the Executive’s employment, without cause, then within ninety (90) days next after the termination of his employment by the Company, the “Severance Payment Date” a severance payment equal to fifty percent (50%) of Executive’s annual salary.

b. In the event the Executive is terminated “for cause” then the Executive shall not be entitled to receive the additional compensation set forth in paragraph 9a of this Agreement. For the purposes of this Agreement, the Executive shall be deemed to have been terminated for cause in the event of : a) fraud, misappropriation, embezzlement or acts of similar dishonesty; b) conviction of a felon involving moral turpitude; c) illegal use of drugs or use of alcohol in the workplace; d) intentional and will misconduct that may subject the Company to criminal or civil liability; e) breach of any of the material terms of this Agreement.

10.       VACATION; BENEFITS.

(a)        Executive shall be entitled to and shall receive four (4) weeks vacation per year, during which time the Salary provided for herein shall be paid, provided that not more than one week of vacation may be taken at any time without the prior written consent of the Company.

(b)        Executive shall be entitled to and shall receive such other benefits that generally are made available to other employees of the Company to the same extent and on the same conditions as such benefits generally are made available to such other employees.

11.       CONFIDENTIAL INFORMATION AND COMPANY PROPERTY.  For purposes of this Agreement “Confidential Information” shall include:

(a)        any patents, trade-secrets, computer programs, computer software code, know-how, data, knowledge, ideas, concepts, models, designs, innovations, improvements, inventions, packages, prototypes, creations, sketches, techniques, processes, specifications, schematics, and technology; and

(b)        all documentation or other information relating to (i) the business, operations, financial or internal structure of the Company or its affiliates, (ii) the customers, clients and accounts of the Company, Company personnel, sales and statistical data, (iii) past, present or future research or other studies performed by or on behalf of the Company with respect to the business or operations of the Company and/or the Company’s products, such as marketing plans, analyses, forecasts, systems, flow charts, programs, audit procedures, or any other matters concerning any work performed by the Company for its customers or performed in an effort to solicit or obtain customers, (iv) work performed by the Executive for any customer or client, and/or (v) any method and/or procedure (such as records, systems, computer programs, correspondence or other documents), relating or pertaining to products or projects developed by the Company or contemplated by the Company to be developed for its present or its actively solicited customers; and

(c)        any other information obtained, learned or created by the Executive during the course of or in connection with Executive’s employment by the Company.

12.       AGREEMENT NOT TO USE OR DISCLOSE.  The Executive shall not, whether during the term of Executive’s employment under this Agreement or at any time after Executive shall leave the employ of the Company for any reason whatsoever, use, reproduce, copy or disclose, directly or indirectly, any Confidential Information to any other person, firm, partnership, corporation or any other entity, except where required in the discharge of the Executive’s duties under this Agreement, or where required by applicable law.  Further, upon leaving the employ of the Company for any reason whatsoever, the Executive shall surrender and deliver to the Company all documentation, correspondence, manuals, computer programs, reports, tapes, photographs, listings and any other data, of any type whatsoever, and any copies thereof, emanating from the Company or from any of its agents, servants, employees, suppliers, and existing or potential customers, that shall have come into the Executive’s possession, by any means whatsoever, during the course of Executive’s employment.  The restrictions and covenants contained in this paragraph shall not be construed or interpreted as to prohibit or forbid the Executive from utilizing the general knowledge, education or experience gained by the Executive during the course of his employment in any future endeavors, and shall be strictly construed as to only include Company, client or customer specific information.

13.       OWNERSHIP OF WORK PRODUCT.  Any Confidential Information, design, program, product, invention, package, prototype, model, innovation, data, improvement, new technique, process, computer software program, or product, made, collected, developed, discovered, learned or used, by the Executive in connection with the performance of projects assigned to Executive during the course of Executive’s employment, whether during or after normal business hours, shall be deemed to have been made or developed by the Executive solely for the benefit of the Company and shall be the sole and exclusive property of the Company. In order further to effectuate the terms of this Agreement, the Executive agrees to assign to the Company all of Executive’s rights to copyrights, patents, and all other proprietary interests which Executive might have in any such Confidential Information, design, program, product, invention, package, prototype, model, innovation, data, improvement, new technique, process, computer software program, or product, which Executive develops during the course of Executive’s employment by the Company and take whatever action necessary, including assistance in filing for patent protection, to protect the Company’s rights to any such Confidential Information, design, program, product, invention, package, prototype, model, innovation, data, improvement, new technique, process, computer software program, or product.  The Executive will not, during the course of Executive’s employment, use or disclose to any other person any such Confidential Information, design, program, product, invention, package, prototype, model, innovation, data, improvement, new technique, process, computer software program, or product, except as expressly authorized in writing by the Company.

14.       COVENANT NOT TO COMPETE OR INTERFERE.

(a)        Executive recognizes a just purpose in the Company’s protection of its investment in the contacts, experience, and opportunities afforded to the Executive by his employment with the Company, and the need of the Company to avoid, for limited times and within a limited area, competition from persons given training, contacts, and experience by, or through employment with, the Company.  In recognition of such need, Executive agrees that during the term of his employment with the Company, and for a period of six (6) months after any termination of this Agreement, Executive will not directly or indirectly, on his own behalf or as a partner, officer, director, Executive, stockholder or consultant of any other person, firm or corporation compete with the Company by working as an employee, consultant, partner, officer, director of any organization which does provide services to the United States Federal Government, specifically but not limited to the Department of Defense, Department of Homeland Security, Department of Transportation, Federal Aviation Authority, United States Aid for International Development, Environmental Protection Agency, Bechtel, Battelle, Staubachs or any other department, agency or bureau for whom the Company is currently doing business with at the time the Executive terminates his employment or any other customer, the United States Federal Government included, which the Company is actively soliciting on the date of such termination for the provision of products or services of the type provided, developed or under development by the Company.

(b)        It is intended and agreed that, in the event any portion of the non-competition or non-interference provisions of this Section 14 is judicially held to be invalid or unenforceable, for whatever reason, such invalid portion shall be treated as severed here from and this Section 14 shall be considered revised and limited in such manner and to such extent as may be necessary to make the remaining portion valid and enforceable.

15.       REMEDIES FOR BREACH.

(a)        The Executive acknowledges and agrees that any monetary remedy, which the Company may have, for any breach or threatened breach by the Executive of any of the provisions of this Agreement will be inadequate.  Therefore, in the event of the breach or threatened breach of any provision of this Agreement by the Executive, the Company shall be entitled to specific performance of the provisions hereof, and or an ex parte, interlocutory and permanent injunction to enjoin and restrain such breach or threatened breach.  Such remedies shall be in addition to all other remedies available at law or in equity, including the Company’s right to recover from the Executive any and all damages that may be sustained as a result of the Executive’s breach or threatened breach of this Agreement.

(b)        The company agrees that the Executive has and will forego other good and valuable offers of employment, and that in the event of a breach by the Company of any provision of this agreement that results in the wrongful termination or separation of the Executive from the Company, the Company shall continue to pay the full amount of salaries and bonuses that would have accrued under this agreement. Such salary shall be paid to the Executive regardless of his employment status with any other entity or business concern, after his separation from the Company, and the Executive shall have no duty under the terms of this agreement to mitigate any such damage, provided, however, any duty of the Company to pay to the Executive such post termination Salary shall extinguish in the event that the Executive becomes employed by a business entity in direct competition with the Company. The company specifically agrees that any failure of the Company to timely pay to the Executive the salary reserved hereunder, or the failure to pay to the Executive any bonus due under this agreement, including the payment of such bonus in the same time and manner as other employees receiving bonus compensation, shall be construed and conclusively establish a constructive wrongful termination of the Executive from the employment of the Company.

(c)        If it shall be judicially determined that Executive has violated any of Executive’s obligations under Section 14, then the period applicable to the obligation which has been violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.

(d)        Any and all attorneys’ fees and other expenses incurred by either party to this Agreement in any action to enforce this Agreement shall be paid by the non-prevailing party in such action.

16.       GOVERNING LAW, WAIVERS, CONSENT TO JURISDICTION.  This agreement will be governed by, construed and enforced in accordance with the laws of Virginia.  The Executive irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement or such other documents which may be delivered in connection with this Agreement may be brought in a court of record in the State of Virginia or in the Courts of the United States of America located in such State, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, agrees that a final and non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  THE EXECUTIVE AND THE COMPANY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY.

17.       ENTIRE AGREEMENT, SURVIVAL.  This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them with respect to the subject matter herein.  No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the party to be charged therewith.  The provisions of Sections 9, and 11 through 15 shall survive and continue in full force and effect upon the expiration or termination of this Agreement for any reason.

18.       Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns and personal representatives.  As used herein, the successors of the company shall include, but not be limited to, any successor by a way of merger, consolidation, sale of all or substantially all of its assets, or similar reorganization.  In no event may the Executive assign any rights or duties under this Agreement.

18.       COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties duly executed this Agreement as of the day and year first above written.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

_/s/ Darryl K. Horne

Name:  Darryl K Horne
Title:     President and CEO

 EXECUTIVE

_/s/ Charles S. Mahan
Name: Charles S. Mahan, Jr.